EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 31, 2009, with respect to the consolidated financial statements of DRI Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2008 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.
/s/ Grant Thornton LLP
Raleigh, North Carolina
January 27, 2010